UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2007

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of March 7, 2007, Empire Financial Holding Company (“Empire”) entered into binding agreements dated as of March 6, 2007 to sell $9,384,351 million of units in a private placement to 30 accredited individual and institutional investors. The units consist of an aggregate principal amount of $8,445,916 of convertible debentures, currently convertible into 3,533,856 shares of common stock, and $93,843 (392,650 shares) of Common Stock, as well as five-year warrants to purchase 1,963,253 shares of common stock. The debentures have a term of five years, pay interest at 6.5% per annum, and are convertible to common stock at a price of $2.39 per share. The debentures contain a provision whereby Empire may require the holders to convert their debentures in the event that Empire’s common stock trades at a price above $7.50 per share for 20 consecutive days or more. The warrants are exercisable after six months from the date of issue at a price of $2.62 per share, and contain provisions for cashless exercise in the event that one year after the date of issuance the shares underlying the warrants may not be resold pursuant to an effective registration statement. Each share of common stock underlying the units is priced at $2.39, the closing price of the company’s common stock on March 6, 2007. On March 7, 2007 Empire also entered into binding registration rights agreements dated as of March 6, 2007, to register all 5,889,759 shares of the common stock included in and underlying the units. Pursuant to the terms of the transaction, the company must pay partial liquidated damages in the amount of 2% per month of the purchase price, subject to a cap of an overall aggregate payment of 12% of the purchase price, upon certain failures to register all shares of common stock underlying the units within 120 days of March 6, 2007. Empire will pay total cash commissions of $750,748 in connection with these transactions.

The closing of the transaction is subject to fulfillment of certain conditions, including the following: The American Stock Exchange must have approved of listing of all shares of common stock underlying the units; Empire must have either paid off or converted into common stock, $2,000,000 in principal amount of convertible bridge notes that it issued between August 17, 2006 and November 15, 2006 with maturity dates between February 17, 2007 and May 17, 2007; and EFH Partners, LLC must have extended the maturity of a note originally issued to it by Empire on August 17, 2006 to a date no earlier than February 15, 2008.

The above sales were made for investment by accredited investors and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6) and 4(2) thereof, and pursuant to the exemption provided by Regulation D. All the securities are restricted securities and will bear a restrictive legend and be subject to stop transfer restrictions. None the shares of common stock included in and underlying the units will be issued until the American Stock Exchange has approved its listing.

The foregoing description of the Securities Purchase Agreement, the registration rights agreement, the debentures and the warrants does not purport to be complete and is qualified in its entirety by reference to those documents which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 3 .02	Sales of Unregistered Securities.

The sales described above bring the aggregate total unregistered sales of Empire’s equity securities sold to more than 5% of its outstanding common stock as reported its Quarterly Report on Form 10-QSB/A for the quarter ending September 30, 2006.

Item 8.01	Other Events.

A press release describing the principal terms of the transaction was issued on March 8, 2007 and is furnished with this Form 8-K as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Debenture
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release of Empire Financial Holding Company, dated March 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: March 12, 2007	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President